UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 8, 2016

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2016, SWK Holdings Corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A. that provides for the terms of a rights plan and a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.001 (the “Common Stock”). The dividend is payable to the Company’s stockholders of record as of the close of business on April 18, 2016 (the “Record Date”).

The Company’s Board of Directors (the “Board”) adopted the Rights Agreement to protect the Company’s ability to carry forward its net operating losses (the “NOLs”), which the Company believes are a substantial asset of the Company. The Company has experienced substantial operating losses in previous years, and under the Internal Revenue Code of 1968, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” its NOLs in certain circumstances to offset current and future earnings, and thus reduce its federal income tax liability (subject to certain requirements and restrictions). If the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use its NOLs could be substantially limited or lost altogether.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of the Company’s then-outstanding Common Stock without the prior approval of the Board, excluding any person or group who would otherwise qualify as an Acquiring Person (as defined below) on the date of the Rights Agreement. Moreover, the Board may exempt any person or group that owns 4.9% or more. Subject to the limitations set forth in the Rights Agreement, Carlson Capital, L.P. and its Affiliates and Associates are Exempt Persons (each as defined in the Rights Agreement). A person or group that acquires a percentage of the Company’s Common Stock in excess of the applicable threshold but less than 50% of the Company’s then-outstanding Common Stock is called an “Acquiring Person.” Any rights held by an Acquiring Person are void and may not be exercised.

The Company’s Board authorized the issuance of one Right per each share of the Company’s Common Stock outstanding on the Record Date. If the Rights become exercisable, each Right would allow its holder to purchase from the Company one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 (the “Preferred Stock”), for a purchase price of $50.00. Each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of the Company’s Common Stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights.

The Rights will not be exercisable until 10 days after a public announcement by the Company that a person or group has become an Acquiring Person.

Until the date that the Rights become exercisable (the “Distribution Date”), the Company’s Common Stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the Common Stock and be evidenced by a rights certificate, which the Company will mail to all holders of the rights that are not void.

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If a person or group already is or becomes an Acquiring Person after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase shares of the Company’s Common Stock with a market value of two times the purchase price (or other securities or assets as determined by the Company’s Board of Directors) upon payment of the purchase price (a “Flip-In Event”).

After the Distribution Date, if a Flip-In Event has already occurred and the Company is acquired in a merger or similar transaction, all holders of the Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a “Flip-Over Event”).

Rights may be exercised to purchase shares of the Company’s Preferred Stock only after the occurrence of the Distribution Date and prior to the occurrence of a Flip-In Event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a Flip-In Event, in which case the Rights could be exercised to purchase shares of Common Stock or other securities as described above.

The Rights will expire on April 8, 2019 unless earlier redeemed or exchanged.

The Company’s Board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time prior to the later of the Distribution Date and the date of the first public announcement or disclosure by the Company that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if the Company declares a stock split or issues a stock dividend on its Common Stock.

After the later of the Distribution Date and the date of the first public announcement by the Company that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding Common Stock, the Company’s Board may exchange each Right (other than the Rights that have become void) for one share of Common Stock or an equivalent security.

The Company’s Board may adjust the purchase price of the Preferred Stock, the number of shares of the preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock. No adjustments to the purchase price of less than 1% will be made.

Before the time the Rights cease to be redeemable, the Company’s Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per right. At any time thereafter, the Company’s Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

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The description of the Rights Agreement is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.02 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

See the description set forth in Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
3.01	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on January 27, 2006 (incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed January 31, 2006)

4.01	Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 4.02)

4.02	Rights Agreement, dated as of April 8, 2016, by and between SWK Holdings Corporation and Computershare Trust Company, N.A., as Rights Agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: April 14, 2016

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